LIQUIDGOLF HOLDING CORPORATION
1017 W. ORANGE BLOSSOM TRAIL
APOPKA, FLORIDA 32712
PROXY STATEMENT

RELATING TO THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD AUGUST 13, 2003
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

LIQUIDGOLF HOLDING CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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LiquidGolf Holding Corporation
1017 W. Orange Blossom Trail
Apopka, Florida 32712

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of LiquidGolf Holding Corporation. The Annual Meeting will be held at the Marriott Hotel located at 1501 International Parkway, Lake Mary, Florida 32746 on the 13th day of August 2003, at 10:00 A.M., and thereafter as it may from time to time be adjourned.

     Details of the business to be conducted at the Annual Meeting are provided in the attached Notice of Annual Meeting and Proxy Statement.

     YOUR VOTE IS IMPORTANT. Whether or not you attend the Annual Meeting, please complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you may do so.

     I would like to express my appreciation for your continued interest in the affairs of the Company.

     We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Dwain Brannon Dwain Brannon Chief Executive Officer

LIQUIDGOLF HOLDING CORPORATION

NOTICE OF
2003 ANNUAL MEETING OF STOCKHOLDERS
AND
PROXY STATEMENT

DATE:	August 13, 2003
TIME:	10 A.M.
PLACE:	Marriott Hotel, 1501 International Parkway, Lake Mary, Florida 32746

Dear Stockholders:

At our Annual Meeting, we will ask you to:

1.	Elect three (3) directors to the Board of Directors;

2.	Ratify the selection of Tedder, James, Worden & Associates, P.A. as independent auditors for 2003;

3.	Approve the 2003 Restricted Stock Plan;

4.	Approve the Merger of LiquidGolf Holding Corporation with another corporation to change the jurisdiction of incorporation of LiquidGolf Holding Corporation; and

5.	Transact any other business that may properly be presented at the Annual Meeting.

Record Date

     If you were a stockholder of record at the close of business on July 16, 2003, you are entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available during business hours for ten days prior to the Annual Meeting at our offices, 1017 W. Orange Blossom Trail, Apopka, Florida 32712, for examination by any stockholder for any purpose germane to the Annual Meeting.

Proof of Ownership

     Attendance at the Annual Meeting will be limited to stockholders of record or their authorized representative by proxy. If your shares are held through an intermediary, such as a bank or broker, you must present proof of your ownership of LiquidGolf Holding Corporation shares at the Annual Meeting. Proof of ownership could include a proxy from the intermediary or a copy of your account statement, which confirms your beneficial ownership of LiquidGolf Holding Corporation stock. Stockholders also must present a form of personal identification that includes a photograph in order to be admitted to the Annual Meeting.

By order of the Board of Directors,

/s/ Dwain Brannon Dwain Brannon Chief Executive Officer

July 30, 2003

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why Did You Send Me This Proxy Statement?
How Many Votes Do I Have?
How Do I Vote By Proxy?
May I Revoke My Proxy?
How Do I Vote In Person?
What Vote Is Required To Approve Each Proposal?
Is Voting Confidential?
What Are the Costs of Soliciting the Proxies?
How Can I Obtain an Annual Report on Form 10-KSB?
INFORMATION ABOUT LIQUIDGOLF HOLDING CORPORATION
Change In Control
How Do We Compensate Our Directors?
The Executive Officers
Did Directors, Executive Officers and Greater-than-10% Stockholders Comply with Section 16(A) Beneficial Ownership Reporting in 2002?
How Do We Compensate Our Executive Officers?
Certain Relationships and Related Transactions
BENEFIT PLANS
PROPOSAL 1: ELECT THREE (3) DIRECTORS
PROPOSAL 2: RATIFY SELECTION OF INDEPENDENT AUDITORS FOR 2003
PROPOSAL 3: APPROVE THE 2003 RESTRICTED STOCK PLAN
PROPOSAL 4: APPROVE THE MERGER
Dissenters’ Rights
OTHER MATTERS
INFORMATION ABOUT STOCKHOLDER PROPOSALS
ANNEX A
ANNEX B
ANNEX C
PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS

Annex A	2003 Restricted Stock Plan
Annex B	Agreement and Plan of Merger
Annex C	Rights of Dissenting Stockholders

Proxy for 2003 Annual Meeting of Stockholders

PROXY STATEMENT FOR
LIQUIDGOLF HOLDING CORPORATION
2003 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

     The Board of Directors of LiquidGolf Holding Corporation sent you this proxy statement and the enclosed proxy card because the Board is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”). This Proxy Statement summarizes the information you need to know to vote intelligently at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

     We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about July 30, 2003 to all stockholders entitled to vote. Stockholders who owned the Company’s common stock at the close of business on July 16, 2003 are entitled to vote. On this record date, there were 6,000,865 shares of the Company’s common stock outstanding. Common stock is our only class of voting stock.

     In this Proxy Statement, unless the context otherwise requires, “LiquidGolf,” “we,” “our,” “us,” the “Company” and similar expressions, refer to LiquidGolf Holding Corporation, a Nevada corporation.

How Many Votes Do I Have?

     Each share of our common stock that you own entitles you to one vote. The proxy card enclosed herewith indicates the number of LiquidGolf shares that you own.

How Do I Vote By Proxy?

     Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the postage-paid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors, as follows:

1.	“FOR” the election of three (3) nominees for director; and

2.	“FOR” the ratification of Tedder, James, Worden & Associates as independent auditors for 2003; and

3.	“FOR” the approval of the 2003 Restricted Stock Plan; and

4.	“FOR” the approval of the Merger of LiquidGolf with another corporation to effect a change in the jurisdiction of incorporation of LiquidGolf.

     If any other matter is presented, your proxy will vote in accordance with his or her best judgment. At the time this Proxy Statement went to press, we knew of no matters that needed to be acted on at the

Annual Meeting, other than those discussed in this Proxy Statement.

May I Revoke My Proxy?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

1)	You may send in another proxy with a later date;

2)	You may notify LiquidGolf in writing before the Annual Meeting that you have revoked your proxy; or

3)	You may vote in person at the Annual Meeting.

How Do I Vote In Person?

     If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 16, 2003, the record date for voting.

What Vote Is Required To Approve Each Proposal?

Proposal 1: Elect Three (3) Directors

     The three (3) nominees for director who receive the most votes (a “plurality” as required by Nevada law) will be elected. So, if you do not vote for a particular nominee, or you indicate, “withhold authority to vote” for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee. A “broker non-vote” (i.e., when a broker does not have authority to vote on a specific issue) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

Proposal 2: Ratify Selection of Auditors

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to ratify the selection of independent auditors. Shares represented by proxy, which are marked “abstain,” will have the effect of a vote against Proposal 2. A broker non-vote will also have the effect of a vote against Proposal 2.

Proposal 3: Approval of the 2003 Restricted Stock Plan

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting is required to approve the 2003 Restricted Stock Plan. Shares represented by proxy, which are marked “abstain,” will have the effect of a vote against Proposal 3. A broker non-vote will also have the effect of a vote against Proposal 3.

Proposal 4: Approval of the Merger

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual

Meeting is required to approve the Merger (as defined in Proposal 4). Shares represented by proxy, which are marked “abstain,” will have the effect of a vote against Proposal 4. A broker non-vote will also have the effect of a vote against Proposal 4.

Quorum: The Effect of Broker Non-Votes and Abstentions

     A majority of the outstanding shares of common stock will constitute a quorum. Your broker is not entitled to vote on the Proposals unless it receives instructions from you. Even if your broker does not vote your shares on the Proposals, such broker non-votes will count as shares present for purposes of determining the presence or absence of a quorum for the transaction of business. Similarly, abstentions are also counted for determining if a quorum is present. However, broker non-votes and abstentions will not be counted for purposes of determining whether proposals 2 through 4 have been approved, and thus will have the effect of a “No” vote.

Is Voting Confidential?

     As a matter of policy, LiquidGolf holds proxies, ballots and voting tabulations that identify individual stockholders confidential. That information is available for examination only by the inspectors of election who are employees appointed to tabulate the votes. The identity of the vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

What Are the Costs of Soliciting the Proxies?

     LiquidGolf pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph or by LiquidGolf officers and employees without additional compensation. LiquidGolf pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.

How Can I Obtain an Annual Report on Form 10-KSB?

     LiquidGolf’s annual report on Form 10-KSB, including audited financial statements for the fiscal year ended December 31, 2002, is being mailed or delivered concurrently with this Proxy Statement. The annual report is not to be regarded as proxy soliciting material. LiquidGolf’s principal executive offices are at 1017 W. Orange Blossom Trail, Apopka, Florida 32712.

INFORMATION ABOUT LIQUIDGOLF HOLDING CORPORATION

Change In Control

     Effective May 30, 2003, LGC Acquisition Company, a Delaware corporation and wholly owned subsidiary of Nomadic Collaboration International, Inc., a Nevada corporation (“NMDC”), merged with and into LiquidGolf Corporation, a Delaware corporation, such that LiquidGolf Corporation was the surviving entity, and by virtue thereof, LiquidGolf Corporation became a wholly owned subsidiary of NMDC (the “Acquisition”). In preparation for the Acquisition, the common stock of NMDC was reverse split on a 150-to-1 basis effective January 23, 2003; consequently, the 33,002,348 issued and outstanding shares of NMDC common stock became approximately 220,016 post split shares, subject to rounding up of fractional shares (the “Reverse Stock Split”). As consideration for the Acquisition: (i) every three shares of LiquidGolf Corporation’s common stock was exchanged for one share of NMDC’s common stock; (ii) every warrant to purchase LiquidGolf Corporation’s common stock was cancelled and exchanged, on a one-for-one basis, for warrants to purchase NMDC’s common stock; and (iii) fractional shares of LiquidGolf Corporation were paid in cash at the rate of two dollars ($2.00) per share multiplied by the share fraction. After consummation of the Acquisition, stockholders of LiquidGolf Corporation held approximately 96% of NMDC’s issued and outstanding common stock. Thereafter, NMDC’s articles of incorporation were amended and restated to, among other things, change NMDC’s name to LiquidGolf Holding Corporation, which became effective June 2, 2003. Additionally, the Company’s trading symbol was changed to LQDG effective June 9, 2003.

     As a direct result of the Acquisition, and if the warrants are exercised, ownership of the Company’s common stock (on a fully diluted basis) by (i) the stockholders and former warrant holders of LiquidGolf Corporation, as a group, and (ii) the pre-merger NMDC stockholders, as a group, is estimated as follows:

	NUMBER OF SHARES
	OF LIQUIDGOLF
	HOLDING
	CORPORATION	PERCENTAGE
GROUP OF STOCKHOLDERS	COMMON STOCK (1)	OWNERSHIP (1)

Former LiquidGolf Corporation Stockholders	5,784,162	55.94%
Former LiquidGolf Corporation Warrant Holders (1)	2,540,000	24.56%
NMDC Stockholders	216,703	2.10
PanAmerica (2)	1,800,000	17.40%
Total	10,340,865	100.00%

(1)	Assumes the exercise of all warrants into shares of common stock.

(2)	Represents shares of common stock to be issued pursuant to an investment banking agreement with PanAmerica Capital Group, Inc., provided that such agreement is approved by the disinterested directors following the Annual Meeting, and does not include shares held prior to the effective time of the Acquisition.

Common Stock Ownership

     How Much Stock is Owned by Directors, Executive Officers and at Least 5% Stockholders?

     The following table shows, as of July 16, 2003, (a) all persons we know to be “beneficial owners” of more than five percent of the outstanding common stock of LiquidGolf Holding Corporation, and (b) the common stock owned beneficially by our directors and executive officers and all executive officers and directors as a group. Each person has sole voting and sole investment power with respect to the shares shown.

	Shares Beneficially Owned(1)

Name and Address(2)	Number		Percent

Dwain Brannon	250,332	(3)	4.17%

Dwight Day	439,453	(4)	7.20%

Skip McElvery	112,707	(5)	1.88%

John and Brandy Puls(6)	937,708	(7)	13.79%

Ricardo Garcia de Paredes Carbone(8)	2,543		*

Peter Vole(9)	352,575	(10)	5.88%

PanAmerica Capital Group, Inc.(11)	12,500	(12)	*

All officers and directors as a group (4 persons)	805,035	(13)	13.17%

*	Represents less than 1% of all issued and outstanding common stock of LiquidGolf.

(1)	“Beneficial ownership” is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you “beneficially own LiquidGolf Holding Corporation common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have (or share) the power to vote the stock, or to sell it, or you have the right to acquire it within 60 days. The percent of shares beneficially owned as of July 16, was calculated based upon 6,000,865 “shares” actually outstanding.

(2)	Unless otherwise noted, the address of each person or entity listed is LiquidGolf Holding Corporation, 1017 W. Orange Blossom Trail, Apopka, Florida 32712.

(3)	Does not include 1,000,000 shares of restricted common stock in the Company granted but not deliverable for two years pursuant to an employment agreement between Mr. Brannon and the Company dated May 29, 2003. Until the shares are actually delivered, Mr. Brannon shall have no right to vote the shares or receive dividends thereon.

(4)	Includes 100,000 shares of common stock issuable pursuant to warrants exercisable within the next 60 days.

(5)	Includes: (a) 102,707 shares of common stock owned by Mr. McElvery’s spouse; and (b) 10,000 shares of common stock issuable to Mr. McElvery’s spouse pursuant to warrants exercisable within the next 60 days.

(6)	Mr. and Mrs. Puls’ address is 5138 Longfellow, Tampa, FL 33629.

(7)	Includes 800,000 shares of common stock issuable pursuant to warrants exercisable within the next 60 days.

(8)	Mr. Garcia de Paredes’ address is 12th Floor, World Trade Center, Panama, Republic of Panama.

(9)	Mr. Vole’s address is 37 Kings Cross Drive, Linconshire, Il 60069.

(10)	Includes 19,242 shares of common stock held by V.I.P. Holdings Company in which Mr. Vole is the president and controlling stockholder.

(11)	PanAmerica’s address is 12th Floor, World Trade Center, Panama, Republic of Panama.

(12)	Pursuant to a proposed investment banking agreement with the Company and PanAmerica Capital Group, Inc., provided such agreement is approved by the disinterested directors of the Company, the Company will issue 1,800,000 shares of common stock to PanAmerica Capital Group, Inc. In that event, PanAmerica Capital Group, Inc. will beneficially own 1,802,453 or 23.11%.

(13)	Includes 110,000 shares of common stock issuable pursuant to warrants exercisable within the next 60 days.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

The Board of Directors

      The Board of Directors oversees the business and affairs of the Company and monitors the performance of management. In accordance with corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman of the Board, other key executives and our principal external advisors (legal counsel, outside auditors and other consultants), by reading reports and other materials that we send to them and by participating in board and committee meetings.

      The Board of Directors met six times during fiscal year 2002. Attendance at the Board and committee meetings was at least 50% for each director.

      Effective November 25, 2002, Mr. Raymond Polmon resigned as a director of the Company, and the board of Directors appointed Mr. Ricardo Garcia de Paredes Carbone as a director and the Chief Executive Officer of the Company. On November 26, 2002, Mr. Peter Dunfield also resigned as a director of the Company; consequently, Mr. Garcia de Paredes is currently the sole director of the Company. Mr. Garcia de Paredes’ biography is included below.

The Committees of the Board

      The Board has one permanent committee: the Audit Committee. There is currently no standing compensation committee or nominating committee.

The Audit Committee	The Audit Committee consists of the Board of Directors of the Company. The Audit Committee reviews and approves the audit reports rendered by the Company’s independent auditors and approves the audit fees charged by the independent auditors. The Audit Committee reports to the Board of Directors about such matters and recommends the selection of independent auditors. The Board of Directors has not adopted a written charter of the Audit Committee. As President, Mr. Garcia de Paredes is not considered “independent” as that term is defined by Rule 4200(a)(15) of the NASD’s listing standards. The Audit Committee met six times in 2002.

How Do We Compensate Our Directors?

Meeting Fees And Expenses	Directors who are not employees of the Company have not been compensated for attending Board and committee meetings. However, we reimburse all directors for travel and other related expenses incurred in attending stockholder, Board and committee meetings. We do not compensate our employees or the employees of our subsidiaries for service as a director. We do, however, reimburse them for travel and other related expenses.

Stock Awards	We do not currently grant directors of LiquidGolf Holding Corporation the right to participate in a stock option plan.

The Executive Officers

     Currently, our executive officers consist of: Mr. Dwain Brannon as Chief Executive Officer, and Mr. Ricardo Garcia de Paredes Carbone as President. Mr. Brannon’s biography is included in “Proposal 1: Elect Three (3) Directors,” below. Mr. Garcia de Paredes has indicated that he will resign as and officer and director of the Company effective upon the election of new directors at the Annual Meeting. His biography is set forth below:

Ricardo Garcia de Paredes Carbone Age 28	Mr. Garcia de Paredes has been President of the Company since November 25, 2002. Mr. Garcia de Paredes has been vice president of investments for PanAmerica Capital Group, Inc. since September 2000. From July 1999 to September 2000, Mr. Garcia de Paredes was an investment officer with Banco de Latinoamerica, S.A. From January 1999 to June 1999, he was general manager of Duty Free Le Shop, an airport duty free franchise, and from May 1997 to December 1998, Mr. Garcia de Paredes was employed as a financial consultant apprentice and then a financial consultant with Merrill Lynch International and Co. Panama.

Did Directors, Executive Officers and Greater-than-10% Stockholders Comply with Section 16(A) Beneficial Ownership Reporting in 2002?

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater-than-10% stockholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of the Company’s common stock and to provide the Company with copies of the reports. The Company has received a Form 3 Initial Statement of Beneficial Ownership of Securities from Mr. Brannon. The Company has received a Form 3 Initial Statement of Beneficial Ownership of Securities From Mr. Garcia de Paredes, who failed to file such form on a timely basis. The Company has received a Form 3 Initial Statement of Beneficial Ownership of Securities From PanAmerica Capital Group, Inc., who failed to file such form on a timely basis. The Company is also aware that Mr. Robert M.D. Cross, a former director of the Company, has failed to file a Form 3, Initial Statement of Beneficial Ownership.

How Do We Compensate Our Executive Officers?

     Our President did not receive any compensation for services performed for the Company in fiscal year 2002. The Company did not have any other executive officers or other employees serving at the end of fiscal year 2002 whose total annual salary and bonus exceeded $100,000. The Company did not have any compensation plans (including individual compensation arrangements) under which the Company’s equity securities were authorized for issuance. Additionally, there were no options granted or exercised by any of the Company’s executive officers during fiscal year 2002.

Certain Relationships and Related Transactions

     Robert M.D. Cross, a former director of the Company, was responsible for advances extended from Garroch Financial, Inc., a company controlled by Mr. Cross, to Omnitrix Technologies, Inc., a corporation acquired by the Company on April 8, 2002 (“Omnitrix”), in the month of June 2002 amounting to $90,000. This amount was reduced by approximately $15,000 to a net amount of approximately $75,000 to account for payments made prior to April 8, 2002 by Omnitrix to Form Media Technologies, a company also controlled by Mr. Cross. An additional $1,600 of disbursements were incurred indirectly by Mr. Cross and were submitted as expense claims to Omnitrix, thereby increasing the balance owing indirectly by Omnitrix to Mr. Cross to approximately $76,600. These funds are presently listed as advances to the Company without repayment terms. Mr. Cross was a director of the Company and a director and officer of Omnitrix. Mr. Cross retained control of signing authority on the Omnitrix bank accounts before, during and after the acquisition of Omnitrix by the Company. During the year ended December 31, 2002, $46,300 in consulting fees were paid to Garroch Financial, Inc., a company controlled by Mr. Robert M. D. Cross, along with $7,500 in rental Payments for office space. During the year ended December 31, 2001, the Company paid or accrued consulting fees of $27,500 to Garroch Financial, Inc. The Company owed $74,989 at December 31, 2002 and $36,500 at December 31, 2001 to Garroch Financial, Inc. During the year ended December 31, 2001, the Company paid management fees of $170,478 to Whytecliff Capital, a company controlled by Mr. Cross.

     During the years ended December 31, 2002 and 2001, the Company paid or accrued consulting fees of $27,224 and $45,300, respectively, to Mr. Roger Warren, a former director and Chief Technology Officer of the Company. The Company owed $70,015 at December 31, 2002 and $39,000 at December

31, 2001 to Mr. Roger Warren for salaries and disbursements. On October 31 2002, the Company entered into an agreement with Mr. Warren to settle all amounts outstanding and payable to Mr. Warren. These amounts were settled for a commitment by the Company to issue 1,750,000 pre-Reverse Stock Split shares of the Company’s common stock.

     During the year ended December 31, 2002, the Company paid or accrued consulting fees of $37,504 to MCSI Consulting Services, an employer of Mr. Raymond Polman, a former officer and director of the Company. On April 9, 2002, the Company formed a wholly owned Canadian subsidiary corporation, Nomadic Collaboration Corp., primarily to capture Canadian tax credits on Canadian taxable expenditures. This subsidiary did not have any operations and was divested to Raymond Polman on December 12, 2002 for $1.00 Canadian. The Company did not have any further planned taxable Canadian expenditures and did not anticipate future benefits from this subsidiary at the time of its disposal.

     From December 2001 through May 2002, PanAmerica Capital Group, Inc., a principal stockholder of the Company (“PanAmerica”), beneficially owned 160,000 pre-Reverse Stock Split shares of the Company’s common stock issued in November 2001 in consideration for certain business advisory services provided to the Company. From December 2001 through May 2002, PanAmerica advanced $490,000 to the Company pursuant to a promissory note payable. The note payable bore interest at 10% per annum, was due on demand and unsecured. On September 18, 2002, the promissory note of $490,000 plus accrued interest of $12,250 was converted into a convertible promissory note in the amount of $502,250. The convertible promissory note bore interest at 10% per annum and was convertible into common stock at a conversion price of $0.04 per share (or $6.00 per share after giving effect to the Reverse Stock Split), being the market rate for the Company’s common stock over the prior 30-day period. On September 27, 2002, the convertible promissory note of $502,250 was converted into 12,556,250 shares of common stock of the Company, or 83,709 shares after giving effect to the Reverse Stock Split.

     From October to November 2002, the Company was advanced funds and subsequently issued a convertible promissory note in the principal amount of $46,100 and a demand promissory note in the principal amount of $7,000 to PanAmerica. The convertible note is unsecured, bears interest at 8% per annum and is due on November 6, 2003. The demand promissory note is unsecured, bears interest at 8% per annum, and is due on demand. The principal amount and accrued interest under the convertible promissory note is convertible into shares of common stock at a price of $6.00 per share after giving effect to the Reverse Stock Split.

     As of February 20, 2003 PanAmerica has advanced approximately $60,000.00 in additional funds to the Company and anticipates advancing additional funds. There can be no assurance that PanAmerica will advance any additional funds to the Company or that the terms of any such advances will be acceptable to the Company.

     Mr. Garcia de Paredes Carbone, the Company’s President, is an employee of PanAmerica.

     Prior to the Acquisition, the Company had no property, either owned or leased. The Company enjoys the non-exclusive use of the offices of PanAmerica. The Company is charged for outside copying and Federal Express, U.P.S. and other messenger services. The Company does not pay for routine telephone. The Company pays for in-house copying, but not United States Mail.

     In connection with the Acquisition, the Company has agreed to enter into an investment banking agreement with PanAmerica, provided that our disinterested directors approve this agreement. We expect that the investment banking agreement will provide that PanAmerica will provide general business advice and will raise no less than U.S. $150,000 in immediately accessible and usable funds for the Company from foreign investors no more than ninety (90) days after the effective date of the Acquisition. However, there can be no assurances that PanAmerica can raise capital for the Company or that capital can be raised on terms acceptable to the Company. We expect the investment banking agreement will also provide that the Company will retain PanAmerica to assist the Company in all of its financial activities including, but not limited to, capital raising, mergers and acquisitions and future financing activities. The term of the proposed investment banking agreement will be two years and the Company anticipates issuing 1,800,000 shares of common stock as compensation to PanAmerica.

     Mr. Dwain Brannon was the Chief Executive Officer of LiquidGolf Corporation and has served in that position since July 2000. Mr. Brannon was Chief Operating Officer and Director for LiquidGolf Corporation from its inception in November 1998 until July of 2000. Following the Acquisition, Mr. Brannon was appointed to Chief Executive Officer of the Company on May 29, 2003.

BENEFIT PLANS

     We have no retirement, pension or profit sharing program for the benefit of its directors, officers or other employees. However, the Board of Directors has recommended approval of the 2003 Restricted Stock Plan in Proposal 3.

EMPLOYMENT AGREEMENTS

     We have entered into an employment agreement with Mr. Dwain Brannon, the Company’s Chief Executive Officer. Mr. Brannon’s employment agreement was effective as of May 29, 2003, and expires December 31, 2005, unless sooner terminated or extended pursuant to the terms therein. The initial annual base salary under the employment agreement is $90,000. Commencing on January 1, 2004, and January 1, 2005, Mr. Brannon’s annual base salary shall be increased by $12,000 and $18,000 respectively. Mr. Brannon’s base salary shall be reviewed annually, and may be increased for merit in the discretion of our Board of Directors. Additionally, bonuses may be paid to Mr. Brannon at the discretion of the Board of Directors; however, Mr. Brannon shall be deemed to have earned a bonus equivalent to 100% of his annual base salary in the years 2003, 2004, and 2005, if our total revenues exceed $1,000,000, $5,000,000, and $10,000,000 respectively.

     As additional compensation, subject to the terms of the employment agreement, we granted Mr. Brannon 1,000,000 shares of our common stock. These shares shall not be issued or delivered to Mr. Brannon until after the second anniversary of his employment with the Company. Until the shares are actually delivered, Mr. Brannon shall have no right to vote the shares or receive dividends thereon. Mr. Brannon will receive non-accountable automobile allowance in the amount of $400 per month. In the event we terminate Mr. Brannon without cause, or he voluntarily terminates his employment for “good cause,” as that term is defined in the employment agreement, the Company shall pay Mr. Brannon: (i) any unpaid base salary accrued through the effective date of termination; and (ii) an amount equal to the product of (x) the sum of Mr. Brannon’s then base salary plus the amount of the highest annual bonus or other incentive compensation payment made by the Company to Mr. Brannon, multiplied times (y) three.

PROPOSAL 1: ELECT THREE (3) DIRECTORS

     The Board has nominated three (3) directors for election at the Annual Meeting to serve until the 2004 Annual Meeting of Stockholders, until their successors are elected and qualified. Mr. Garcia De

Paredes is currently the sole director of the Company, but has indicated he will resign his position as an officer and director of the Company upon the election of directors at the Annual Meeting.

     If any of the nominees should become unavailable, your shares will be voted for a Board-approved substitute, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

Nominees

Dwain Brannon Age 42	Mr. Brannon was elected Chief Executive Officer of the Company on May 29, 2003. From 1998 to the present, Mr. Brannon has been the president and owner of Brannon Capital, a consulting firm. Mr. Brannon has been a director of Spectrum Sciences & Software Holdings Corp. since July 2002. From 2000 until the Acquisition, Mr. Brannon was president of LiquidGolf Corporation, an online golf equipment retailer. From 1996 to 1998 Mr. Brannon was a salesman for MarketShare, Inc., an advertising company. Mr. Brannon earned an A.A. degree in Marketing and Merchandising from Spartanburg Methodist College in 1981.

Dwight Day Age 40	Mr. Day was elected to the Board of Directors of BAC International in 2002. Mr. Day has served as vice president of Mechanical Associates, Inc. since 2001 and HVAC Contractors Supply since 1994. Additionally, Mr. Day has been president of KMW Mechanical from 1991 to the present.

Skip McElvery Age 57	Mr. McElvery has been president of Tower Parking Systems since its inception in April 2003. Since January 2002, Mr. McElvery has and continues to serve in the office of vice president for Synergy Structure Systems. From January 1998 to December 2002, Mr. McElvery was the National Installation Director for Commercial Cabling Contractors, Inc., Mr. McElvery attended Pace College in Pleasantville, New York.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF THE THREE (3) NOMINEES FOR DIRECTOR.

PROPOSAL 2: RATIFY SELECTION OF INDEPENDENT AUDITORS FOR 2003

     We are asking you to ratify the Board’s selection of Tedder, James, Worden & Associates, P.A.,

certified public accountants, as independent auditors for 2003. The Audit Committee recommended the selection of Tedder, James, Worden & Associates, P.A. to the Board of Directors. Tedder, James, Worden & Associates has served as the independent auditors of the Company since March 31, 2003.

     A representative of Tedder, James, Worden & Associates will attend the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

     Our independent auditor from January 1, 2002 through March 31, 2003 was Davidson & Company, Chartered Accountants (“Davidson”). Davidson resigned on March 31, 2003. The report of Davidson for the Company for the year ended December 31, 2002 raised doubt as to our ability to continue as a going concern. Except for the foregoing, the report of Davidson on our financial statements for the year ended December 31, 2002 did not contain any adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope or accounting principles. Davidson only audited our financial statements for the period from January 1, 2002 through December 31, 2002.

     There were no disagreements with Davidson on any matters, and we have authorized Davidson to respond fully to any inquiries of its successor accountants.

     Audit Fees

     The aggregate fees billed by Davidson for professional services rendered for the audit of our financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-QSB for that fiscal year were $15,000.

     Financial Information Systems Design and Implementation Fees

     Davidson did not provide us with services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

     All Other Fees

     Davidson did not provide us with any services other than the audit and review services described above under “Audit Fees.”

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION
OF THE SELECTION OF TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
AS INDEPENDENT AUDITORS FOR 2003.

PROPOSAL 3: APPROVE THE 2003 RESTRICTED STOCK PLAN

Background and Purpose

     On June 30, 2003, the Board of Directors adopted the LiquidGolf Holding Corporation 2003 Restricted Stock Plan (the “2003 Plan”) and recommended that it be submitted to our stockholders for their approval at the Annual Meeting. The terms of the 2003 Plan provide for grants of restricted stock awards (collectively, “Awards”). The purpose of the 2003 Plan is to provide a means through which the Company and its subsidiaries may attract key personnel (collectively, the “Participants”) to enter into and remain in the employ of the Company and its subsidiaries, as well as to provide a means whereby those key persons upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of the Company and promoting the mutuality of interests between Participants and the Company’s stockholders.

     The effective date of the 2003 Plan is the date of the Annual Meeting (the “Effective Date”).

     The following is a summary of certain principal features of the 2003 Plan. This summary is qualified in its entirety by reference to the complete text of the 2003 Plan. Stockholders are urged to read the actual text of the 2003 Plan in its entirety, the full text of which is set forth in Annex A.

Shares Available for Awards

     Under the 2003 Plan, the total number of shares of common stock that may be subject to the granting of Awards under the 2003 Plan during the term of the Plan shall be equal to 1,500,000 shares, plus the number of shares with respect to which Awards previously granted thereunder that are forfeited or cancelled or terminated.

     The Board of Directors is authorized to adjust the limitations described in the preceding paragraph and is authorized to adjust outstanding Awards in the event that a dividend or other distribution (whether in cash, shares of common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants.

Eligibility

     The persons eligible to receive Awards under the 2003 Plan are the officers, directors, employees and independent contractors of the Company and its related entities. An employee on leave of absence may be considered as still in the employ of the Company or a related entity for purposes of eligibility for participation in the 2003 Plan.

Administration

     The 2003 Plan is to be administered by a committee designated by the Board of Directors (the “Committee”), or if no Committee is so designated, then the Board of Directors shall administer 2003 Plan. Subject to the terms of the 2003 Plan, the Committee or the Board is authorized to select eligible persons to receive Awards, determine the number of Awards to be granted and the number of shares of common stock to which Awards will relate, specify times at which Awards will be vested, set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2003 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2003 Plan.

General Terms of Awards

     The Committee or the Board is authorized to grant restricted stock awards. Restricted stock is a grant of shares of common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the

Committee or the Board. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee or the Board.

     The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of common stock or other property to be distributed will be withheld (or previously acquired shares of common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2003 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

     Awards under the 2003 Plan, are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant. The Committee or the Board may, however, grant Awards in exchange for other Awards under the 2003 Plan, awards under other Company plans, or other rights to payment from the Company.

     The Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2003 Plan. For purposes of the 2003 Plan, the term “change in control” generally means (a) approval by stockholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were stockholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), or (b) a change in the composition of the Board such that the persons constituting the Board on the date the Award is granted (the “Incumbent Board”), and subsequent directors approved by the Incumbent Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or (c) the acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its subsidiaries, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company or its subsidiaries.

Amendment and Termination

     The Board of Directors may amend, alter, suspend, discontinue or terminate the 2003 Plan, or the Committee’s authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of common stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2003 Plan, which might increase the cost of the 2003 Plan or alter the eligibility of persons to receive Awards. Unless earlier terminated by the Board, the 2003 Plan will terminate on the tenth anniversary of the Effective Date, or if earlier, at such time as no shares of common stock remain available for issuance under the 2003 Plan and the Company has no further rights or obligations with respect to outstanding Awards under the 2003 Plan.

Federal Income Tax Consequences of Awards

     The 2003 Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2003 Plan (e.g., if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within thirty (30) days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

     The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired, as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2003 Plan the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

     The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the federal, state, local and other tax consequences of the grant or exercise of an Award or the disposition of stock acquired as a result of an Award.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR”
APPROVAL OF THE 2003 RESTRICTED STOCK PLAN

PROPOSAL 4: APPROVE THE MERGER

     The Board has determined that the merger (the “Merger”) of the Company (a Nevada corporation) with and into a newly formed corporation incorporated under the corporate laws of the state of Delaware (the “Surviving Corporation”) is in the best interests of the stockholders of the Company, and has unanimously approved the Merger by a resolution dated June 30, 2003. The Board has determined that the corporate laws of the State of Delaware governing the incorporation and operation of corporations are more favorable to the Company than the corporate laws of the State of Nevada.

     The terms and conditions of the Merger are set forth in an Agreement and Plan of Merger dated June 30, between the Company and the Surviving Corporation (the “Merger Agreement”). The full text of the Merger Agreement is attached hereto as Annex B.

Dissenters’ Rights

     WITH RESPECT TO THE MERGER, COMMON STOCKHOLDERS OF THE COMPANY WHO CHOOSE NOT TO VOTE WITH RESPECT TO THE MERGER OR WHO VOTE AGAINST THE MERGER ARE ENTITLED TO ASSERT THEIR DISSENTERS’ RIGHTS AND OBTAIN PAYMENT IN CASH FOR THEIR SHARES UNDER SECTIONS 92A 300 THROUGH 92A 500, INCLUSIVE OF THE NEVADA REVISED STATUTES (“NRS”). IF YOU HOLD THE COMPANY’S COMMON STOCK AND YOU WISH TO DISSENT FROM THE MERGER, AND YOU PROPERLY PERFECT YOUR DISSENTERS’ RIGHTS, YOU WILL BE ENTITLED TO PAYMENT OF THE “FAIR VALUE” OF YOUR SHARES OF COMMON STOCK. TO PERFECT YOUR DISSENTERS’ RIGHTS, YOU MUST COMPLY WITH THE PROCEDURAL REQUIREMENTS OF SECTIONS 92A 300 THROUGH 92A 500 OF THE NRS, THE FULL TEXT OF WHICH IS SET FORTH IN ANNEX C. THE COMPANY URGES YOU TO READ THOSE SECTIONS IN THEIR ENTIRETY AND TO CONSULT WITH YOUR LEGAL ADVISOR. PERFECTION OF YOUR DISSENTERS’ RIGHTS REQUIRES STRICT COMPLIANCE WITH THE STATUTORY PROCEDURES DESCRIBED THEREIN. FAILURE TO COMPLY IN FULL WILL RESULT IN WAIVER OF YOUR DISSENTERS’ RIGHTS.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE MERGER

* * * * *

     LiquidGolf will provide to the recipients of this Proxy Statement, upon written request and without charge, additional copies of its annual report on Form 10-KSB. Written requests for such annual report, or any exhibits referred to therein, should be addressed to: LiquidGolf Holding Corporation, 1017 W. Orange Blossom Trail, Apopka, Florida 32712.

* * * * *

OTHER MATTERS

     Management does not know of any matters to be presented for action at the meeting other than the election of directors, the ratification of the independent auditors, the approval of the 2003 Restricted Stock Plan, and approval of the Merger, as further described in the Notice of Annual Meeting of Stockholders. However, if any other matters come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion.

INFORMATION ABOUT STOCKHOLDER PROPOSALS

     Any stockholder who desires to present a proposal qualified for inclusion in our proxy materials relating to our 2004 Annual Meeting must forward the proposal to the Secretary at the address set forth below in time to arrive at our offices no later than April 1, 2004. This April 1, 2004 deadline will change in accordance with the rules and regulations promulgated by the Securities and Exchange Commission if the date of the 2004 Annual Meeting is 30 calendar days earlier or later than August 13, 2004. The notice provided by the stockholders must contain:

•	a complete and accurate description of the proposal;

•	a statement that the stockholder (or the stockholder’s legal representative) intends to attend the meeting and present the proposal and that the stockholder intends to hold the record of securities entitled to vote at the meeting through the meeting date;

•	the stockholder’s name and address and the number of shares of our voting securities that the stockholder holds of record and beneficially as of the notice date; and

•	a complete and accurate description of any material interest of such stockholder in such proposal.

     All stockholder proposals are subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (regardless of whether included in the proxy materials), and applicable Nevada law. If the stockholders at the Annual Meeting approve Proposal 4 regarding the approval of the Merger, then all future Annual Meetings of the stockholders shall be subject to applicable Delaware, not Nevada, law.

     If you wish to submit a stockholder proposal for the 2004 Annual Meeting of Stockholders or if you would like a copy of our Bylaws (without charge), please write to LiquidGolf Holding Corporation at 1017 W. Orange Blossom Trail, Apopka, Florida 32712.

By order of the Board of Directors,

/s/ Dwain Brannon

Dwain Brannon
Chief Executive Officer

July 30, 2003

ANNEX A

LIQUIDGOLF HOLDING CORPORATION
2003 RESTRICTED STOCK PLAN

     1.     Purpose. The purpose of the LIQUIDGOLF HOLDING CORPORATION 2003 RESTRICTED STOCK PLAN (the “Plan”) is to advance the interest of LIQUIDGOLF HOLDING CORPORATION, a Delaware corporation (the “Company”) and Related Entities by providing an additional incentive to attract, retain and motivate qualified and competent Employees, Directors and Consultants upon whose efforts and judgment the success of the Company and its Related Entities are largely dependent, through the encouragement of stock ownership in the Company by such persons.

     2.     Definitions. As used herein, the following terms shall have the meaning indicated:

          (a) “Board” shall mean the Board of Directors of the Company.

          (b) “Cause” shall, with respect to any Recipient, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement between the Recipient and the Company or a Related Entity or, in the absence of any such agreement, such term shall mean (i) the failure by the Recipient to perform his or her duties as assigned by the Company (or a Related Entity) in a reasonable manner, (ii) any violation or breach by the Recipient of his or her employment agreement with the Company (or a Related Entity), if any, (iii) any violation or breach by the Recipient of his or her non-competition and/or non-disclosure agreement with the Company (or a Related Entity), if any, (iv) any act by the Recipient of dishonesty or bad faith with respect to the Company (or a Related Entity), (v) chronic addiction to alcohol, drugs or other similar substances affecting the Recipient’s work performance, or (vi) the commission by the Recipient of any act, misdemeanor, or crime reflecting unfavorably upon the Recipient or the Company or a Related Entity. The good faith determination by the Committee of whether the Recipient’s employment was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

          (c) “Change in Control” shall mean:

(i) Approval by the stockholders of the Company of (1) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding voting securities in substantially the same proportions as their ownership immediately prior to such reorganization, or (2) a liquidation or dissolution of the Company, or (3) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); OR

(ii) Individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date of this Plan whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; OR

(iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company, (2) any person, entity or “group” that as of the Date of Grant owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest or (3) any employee benefit plan of the Company.

          (d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

          (e) “Committee” shall mean the committee described in Section 11(a) hereof.

          (f) “Common Stock” shall mean the Company’s Common Stock, par value $.001 per share.

          (g) “Company” shall mean LiquidGolf Holding Corporation, a Delaware Corporation, and its successors or assignees.

          (h) “Consultant” shall mean any person (other than an Employee or a Director, solely with respect to such person’s capacity or services as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

          (i) “Continuous Service” shall mean the continuous service to the Company or a Related Entity, without interruption, of Recipient, in the Recipient’s capacity as an Employee, Director and/or a Consultant of the Company. Continuous Service shall not be considered interrupted (or to have ceased or terminated) in the case of (1) any approved leave of absence, (2) transfers among the Company, any Related Entity, or any successor thereto, so long as Recipient continues in his capacity as an Employee, Director or Consultant thereof, or (3) any change in status (e.g., from Employee to Director, from Employee to Consultant, etc.), if and so long as (x) the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided herein), and (y) which change in status is approved in writing by the Company in its sole discretion (with an express acknowledgement that such change in status continues, and does not cease or terminate, “Continuous Service” for purposes of this Agreement). An approved leave of absence shall include sick leave, military leave or any other authorized personal leave approved by the Company in writing.

          (j) “Date of Grant” shall mean the date on which the Committee grants to the Recipient shares of Restricted Stock pursuant to this Plan, as set forth in the applicable Restricted Stock Agreement.

          (k) “Director” shall mean a member of the Board or the board of directors of any Related Entity.

          (l) “Disability” shall mean the Recipient’s inability to perform his or her duties for the Company for one hundred eighty (180) days in any twelve (12) month period as a result of mental or physical incapacity, illness or disability.

          (m) “Effective Date” shall mean the date on which the Company’s stockholders approve the Plan at the 2003 Annual Meeting of Stockholders to be held on August 13, 2003.

          (n) “Employee” shall mean any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a Director’s normal compensation and fee (as applicable to all Directors) by the Company or a Related Entity shall not be sufficient to constitute “employment” by, or to cause such person to be an “Employee” of, the Company.

          (o) “Officer” shall mean the Company’s Chairman of the Board, President, Chief Executive Officer, principal financial officer, principal accounting officer, any vice-president of the Company, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. As used in this paragraph, the phrase “policy-making function” does not include policy-making functions that are not significant. If pursuant to Item 401(b) of Regulation S-K (17 C.F.R. § 229.401(b)) the Company identifies a person as an “executive officer,” the person so identified shall be deemed an “Officer” even though such person may not otherwise be an “Officer” pursuant to the foregoing provisions of this paragraph.

          (p) “Parent” shall mean any corporation (other than the Company), whether now or hereafter existing, (i) which owns capital stock possessing 50% or more of the total combined voting power of all classes of capital stock of the Company, and/or (ii) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of capital stock in one of the other corporations in the chain.

          (q) “Plan” shall mean this LiquidGolf Holding Corporation 2003 Restricted Stock Plan.

          (r) “Recipient” shall mean any Employee, Director or Consultant who is awarded a grant of Shares pursuant to this Plan, or any individual who succeeds to the rights hereunder of such Employee, Director or Consultant in accordance with this Plan and any applicable Restricted Stock Agreement.

          (s) “Related Entity” shall mean any Parent or Subsidiary, and any business, corporation, partnership, limited liability company, trust or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

          (t) “Restricted Stock” shall mean Shares issued pursuant to this Plan.

          (u) “Restricted Stock Agreement” shall mean the agreement entered into between the Company and a Recipient, pursuant to Section 4(b) hereof, which agreement evidences the award of Shares pursuant to the Plan and which sets forth certain terms, provisions, conditions and restrictions relating to the grant of Shares hereunder and thereunder.

          (v) “Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (w) “Securities Act” means the Securities Act of 1933, as amended.

          (x) “Share” shall mean a share of common stock of the Company.

          (y) “Subsidiary” shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (z) “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

          (aa) “Vested Shares” shall mean the portion of the Restricted Stock granted pursuant to the Plan in which the Recipient is vested pursuant to Section 5(a) hereof and the Restricted Stock Agreement pursuant to which the Restricted Stock was granted (and any stock dividends declared with respect thereto).

          (bb) “Voting Agreement” shall mean those voting agreements and voting trusts that the Committee may require the Recipient to enter into as a condition to the issuance of Shares under this Plan pursuant to subsection 6(b)(iii) hereof.

     3.     Available Shares of Restricted Stock. The Committee may from time to time grant to one or more Recipients up to an aggregate of One Million Five Hundred Thousand (1,500,000) shares of restricted common stock from the Company’s authorized and unissued Shares (collectively the “Restricted Stock”). If any Shares of Restricted Stock granted under the Plan are forfeited or surrendered, such forfeited or surrendered Shares shall be available for future grants by the Committee under this Plan.

     4.     Conditions for Grant of Restricted Stock.

          (a) Each grant of shares of Restricted Stock shall be evidenced by a Restricted Stock Agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Recipients shall be those persons selected by the Committee from the class of all regular Employees, Directors and Consultants of the Company.

     (b)  In granting shares of Restricted Stock, the Committee shall take into consideration the contribution the Recipient has made to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting shares of Restricted Stock under the Plan prescribe such other terms and conditions concerning such shares as it deems appropriate, including, without limitation, (i) the amount, if any, to be paid by the Recipient for the Restricted Stock, (ii) the date or dates on which the Restricted Stock becomes vested, and (iii) the events upon which the Recipient may be deemed to have forfeited his right, title or interest, if any, in the Shares, provided that such terms and conditions are not more favorable to a Recipient than those expressly permitted herein.

     (c)  The shares of Restricted Stock granted to a Recipient under this Plan shall be in addition to his or her regular salary, pension, life insurance or other benefits related to the Recipient’s employment with the Company. Neither the Plan nor any Restricted Stock grant under the Plan shall confer upon any person any right to employment or service, or continuance of employment or service with the Company.

     5.     Vesting of Restricted Shares.

          (a) The shares of Restricted Stock granted to a Recipient pursuant to this Plan shall vest and thus become Vested Shares at such times and in such a manner as determined by the Committee at the time of the grant, and as set forth in the Restricted Stock Agreement to be entered into by and between the Company and the Recipient.

          (b) The Committee shall be authorized to accelerate the vesting of any Restricted Stock under this Plan or the Restricted Stock Agreement, at such times and upon such terms and conditions as the Committee shall deem advisable.

     6.     Issuance of Restricted Shares

          (a) Upon the execution and delivery of a Restricted Stock Agreement, the Company shall be deemed to have issued and delivered to the Recipient, and the Recipient party thereto shall be deemed to have received, the number of Shares specified under such Restricted Stock Agreement, which shares shall have all such rights, benefits and entitlements, and be subject to all terms, provisions, conditions and restrictions, as are provided for pursuant to such Restricted Stock Agreement and this Plan.

          (b) As a condition to any issuance of Shares pursuant to this Plan, the Committee may require such agreements or undertakings as the Committee may deem necessary or advisable to facilitate compliance with any applicable law or regulation including, but not limited to, the following:

               (i) a representation and warranty by the Recipient to the Company, at the Date of Grant, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares;

               (ii) a representation, warranty and/or agreement to be bound by any legends endorsed upon the certificate(s) for such Shares that are, in the opinion of the Committee, necessary or appropriate to facilitate compliance with the provisions of any securities laws deemed by the Committee to be applicable to the issuance and transfer of such Shares; and

          (iii) a representation, warranty and/or agreement to be bound by any other agreement to be entered into with respect to such Shares that are, in the opinion of the Committee, deemed to be necessary or appropriate, including, without limitation, a Voting Agreement and/or a stockholders agreement.

     7.     Rights as to Shares.

          (a) A Recipient to whom Shares of Restricted Stock have been granted under this Plan shall have all the rights of a holder of Common Stock of the Company with respect to the Shares awarded hereunder (regardless of the extent to which such Shares are vested), including, without limitation, (i) the right to receive dividends with respect to such Shares, (ii) the right to vote such Shares, and (iii) the rights available to all holders of Shares of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in (x) this Plan; (y) the applicable Restricted Stock Agreement, and (z) any other applicable agreement including, without limitation, a Voting Agreement and/or a stockholders agreement. Any shares issued to the Recipient as a dividend with respect to Restricted Stock shall have the same status and bear the same legend as the Restricted Stock and shall be held by the Company, if the Restricted Stock is being so held unless otherwise determined by the Committee.

          (b) Notwithstanding any other term or provision hereof, once the Shares of Restricted Stock granted to a Recipient hereunder have become vested in accordance with the terms of this Plan (and the applicable Restricted Stock Agreement), the holder of such Vested Shares shall have all the rights and privileges of a holder of shares of Common Stock of the Company (not otherwise granted in Section 7(a) of this Plan), and such Vested Shares shall no longer be subject to or bound or governed by this Plan (or the applicable Restricted Stock Agreement). The Vested Shares, however, may still be subject to the terms and conditions of an applicable agreement such as a Voting Agreement or stockholders agreement.

          (c) Notwithstanding any term or provision of this Plan to the contrary, the existence of this Plan, or of any outstanding Shares awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, share exchange or consolidation by or of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock, that would rank prior to or on parity with the Shares; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

     8.     Transferability. Unless otherwise provided in the Restricted Stock Agreement, the Shares are not transferable otherwise than by will or the laws of descent and distribution. Each and every stock certificate representing Shares issued to a Recipient shall bear such restrictive legends as are necessary or appropriate to reflect restrictions on transferability or to comply with the provisions of any securities law or other restriction applicable to the issuance of the Shares, together with such other legend(s) as the Committee shall in its sole discretion deem appropriate. The Company is under no obligation to register the Shares under applicable federal or state securities laws (the “Securities Laws”); before a Recipient may transfer any Shares which become Vested Shares hereunder such Shares must be either registered, or exempt from registration, under such laws.

     9.     Restrictions.

          (a) The Shares granted to the Recipient pursuant to this Plan shall not be subject to a Transfer without complying with the terms, provisions and conditions of the Plan and the applicable Restricted Stock Agreement for such period of time as determined by the Committee and set forth in the Restricted Stock Agreement. Any Transfer or attempted Transfer not in compliance with this subsection 9(a), or any other applicable provision or restriction of this Plan, such Restricted Stock Agreement shall be null, void and of no effect, and shall not be effected upon the stock transfer records of the Company.

          (b) Each Recipient shall be required, as a condition to the grant of Shares pursuant to this Plan, to acknowledge and agree that the Committee may, if it chooses in its sole and absolute discretion, permit the Transfer of the Shares out of such Recipient’s name, which Transfer may be conditioned upon any condition(s) the Committee may deem to impose, but only when such request for transfer is accompanied by an opinion, satisfactory to the Company, of counsel to the effect that the proposed transfer (i) is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws, and (ii) does not violate or conflict with any term or provision of this Plan or the applicable Restricted Stock Agreement.

          (c) Each Recipient must agree to indemnify and hold harmless the Company and its directors, officers, employees, agents and controlling stockholders, and their respective heirs, representatives, administrators, successors and assigns, from, against and in respect of any and all liabilities, claims, causes, damages, deficiencies, costs, expenses or losses arising out of or resulting from (i) any transfer of Shares by him in violation of any Securities Laws, or (ii) any breach by such Recipient of any representation, warranty, covenant or agreement contained in this Plan or in the applicable Restricted Stock Agreement.

     10.     Adjustment of Shares. Subject to any required action by the stockholders of the Company, the number of Shares covered by this Plan and any Restricted Stock Agreement, and the aggregate number of shares which have been authorized for award and issuance hereunder and under any Restricted Stock Agreement, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock dividend or through any recapitalization, reclassification, stock split-up, combination or Company exchange of shares (other than any such exchange or issuance of Shares through which capital stock is issued to effect an acquisition of another business or entity). Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to this Plan.

     11.     Administration of the Plan.

          (a) The Plan shall be administered by the Compensation Committee of the Board of the Company (the “Committee”) consisting of such number of members appointed from time to time by the Board, or if no Committee is appointed, then the Board, which shall then be deemed the “Committee” for purposes of this Plan, shall administer the Plan.

          (b) Subject to the limitations of Section 12 hereof, the Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations by the Committee, and the interpretation and construction of any provision of the Plan or any Restricted Stock Agreement by the Committee, shall be final and conclusive.

          (c) Any and all decisions or determinations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting or (ii) without a meeting by the unanimous written approval of the members of the Committee.

     12.     Interpretation.

          (a) At any time that any shares of the Common Stock of the Company shall be registered under Section 12 of the Securities Exchange Act, it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Securities Exchange Act (“Rule 16b-3”), and any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3. The Committee may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

          (b) If any provision of this Plan should be held invalid, illegal or unenforceable for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

          (c) This Plan shall be governed by and construed in accordance with the laws of the State of Florida.

          (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

          (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

          (f) Inasmuch as the Shares may not be readily purchased or sold in the open market and the Company and the Recipients desire to impose significant restrictions on the transfer of such Shares, irreparable damage will result in the event that the restrictions set forth in this Plan or in any Restricted Stock Agreement are not specifically enforced and, therefore, any damages available at law for a breach of the restrictions set forth in this Plan would not be an adequate remedy. Therefore, the terms, provisions, conditions and restrictions of this Plan (and the applicable Restricted Stock Agreement) and the obligations of the Company and the Recipient hereunder (and thereunder) shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and awarded in connection therewith and the parties further agree that no bond of the Company shall be required in connection therewith.

     13.     [Reserved]

     14.     No Right to Continued Employment or Engagement. Nothing in this Plan shall confer upon any Recipient, or give rise to any inference regarding, any right to or claim for employment or service, or continued employment or service, or to any rights incident or related to any such employment with or services to the Company; nor shall it interfere in any way with any Recipient’s right to terminate his or her employment or services with the Company or any Related Entity at any time.

     15.     Successors/Assignees of Company. Any successor(s) or assignee(s) of the Company shall be obligated to assume any and all obligations of the Company under this Plan and under any Restricted Stock Agreements entered into pursuant to this Plan.

     16.     Amendment/Termination of Plan. The Committee, without approval of the Company’s stockholders, may at any time amend the terms or provisions of this Plan or terminate or suspend this Plan; provided, however, that any such amendment, termination or suspension shall not affect any Shares, or the terms or provisions of any grant of Shares (in accordance with the applicable Restricted Stock Agreement), awarded prior to such amendment, termination or suspension; and provided further, that no such amendment shall eliminate the requirement in Section 3 hereof that any Shares of Restricted Stock that are forfeited or surrendered pursuant to the Plan be reallocated among those Recipients who have received prior grants of Restricted Stock under this Plan. No Shares may be awarded while this Plan is suspended or after it is terminated.

     17.     Termination Date. The Plan shall terminate on the tenth anniversary of the Effective Date.

ANNEX B

AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into this 30th day of June 2003, by and between LIQUIDGOLF HOLDING CORPORATION, a Nevada corporation (“LiquidGolf-Nevada”), and LIQUIDGOLF HOLDING CORPORATION, a Delaware corporation (“LiquidGolf-Delaware” or the “Surviving Corporation” and collectively with LiquidGolf-Nevada, the “Corporations”), with LiquidGolf-Nevada merging with and into LiquidGolf-Delaware, such that the separate existence of LiquidGolf-Nevada shall cease and LiquidGolf-Delaware shall continue as the surviving corporation (the “Merger”).

R E C I T A L S:

     WHEREAS, the Boards of Directors and the stockholders of the Corporations deem it advisable and in the best interests of the Corporations and stockholders to merge the Corporations; and

     WHEREAS, it is the intention of the parties hereto that the Merger shall constitute a tax-free reorganization, as defined in Section 368 of the Internal Revenue Code of 1986, as amended, and that this Agreement and Plan of Merger shall also constitute a Plan of Reorganization.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by LiquidGolf-Nevada and approved by a resolution adopted by its Board of Directors on June 30, 2003, and being duly entered into by LiquidGolf-Delaware and approved by a resolution adopted by its Board of Directors as of June 30, 2003, this Agreement and Plan of Merger and the terms and conditions thereof and the mode of carrying the same into effect, are hereby determined and agreed upon as hereinafter set forth.

ARTICLE I

     1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the relevant provisions of the Nevada Revised Statutes (“NRS”), and the General Corporation Law of the State of Delaware (“DGCL”), LiquidGolf-Nevada shall be merged with and into LiquidGolf-Delaware. Following the Merger, LiquidGolf-Delaware shall continue as the surviving corporation and shall continue its existence under the laws of the State of Delaware, and the separate corporate existence of LiquidGolf-Nevada shall cease.

     1.2 Effective Date and Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware a Certificate of Merger in accordance with the provisions of the DGCL and Articles of Merger with the Secretary of State of the State of Nevada in accordance with the provisions of the NRS and the conversion of the shares of stock of LiquidGolf-Nevada into shares of stock of the Surviving Corporation as contemplated by Section 5.1. The Merger shall have the effects set forth in the NRS and DGCL. The Merger shall be effective immediately upon filing the Certificate of Merger with the Secretary of State of the State of Delaware (the date and time of filing being referenced to herein as the “Effective Date” and the “Effective Time,” respectively).

ARTICLE II

     2.1 Effect of the Merger. At the Effective Time and without any further action on the part of the Surviving Corporation, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, of each of the Corporations, and be subject to all the restrictions, disabilities and duties of each of the Corporations so merged; and all of the rights, privileges, powers and franchises of each of the Corporations, and all property, real, personal and mixed, and all debts due to either of the Corporations on whatever account, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises and all and every other interest shall be thereafter the property of the Surviving Corporation as they were of the Corporations; and the title to any real estate, vested by deed or otherwise, under the laws of the State of Nevada or the State of Delaware or otherwise, in either of the Corporations, shall not revert or in any way be impaired by reason of the Merger; provided, that all debts, liabilities and duties of the Corporations, and all rights of creditors and all liens upon any property of either of the Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

ARTICLE III

     3.1 Articles of Incorporation; Bylaws. The Certificate of Incorporation, including the Certificate of Designation and by-laws of LiquidGolf-Delaware, shall be in effect immediately prior to the Effective Time, and shall be the Certificate of Incorporation and by-laws of the Surviving Corporation until thereafter amended as provided by law and the Surviving Corporation’s Certificate of Incorporation and by-laws.

ARTICLE IV

     4.1 Directors. The directors of LiquidGolf-Nevada immediately prior to the Effective Time shall be the directors of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected and qualified in the manner provided in the Certificate of Incorporation and by-laws of the Surviving Corporation, or as otherwise provided by law.

     4.2 Officers. The officers of LiquidGolf-Nevada immediately prior to the Effective Time shall be the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed in the manner provided in the by-laws of the Surviving Corporation or as otherwise provided by law.

ARTICLE V

     5.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any further action on the part of LiquidGolf-Delaware, LiquidGolf-Nevada, or the stockholders of LiquidGolf-Nevada, the outstanding shares of LiquidGolf-Nevada common stock shall be converted into shares of LiquidGolf-Delaware common stock in the manner described in this Article V.

     5.2 Effect of Share Conversion. At the effective Time, all shares of LiquidGolf-Nevada common stock converted pursuant to this Article V shall cease to be outstanding and shall automatically be cancelled and retired, and shall cease to exist, and each such certificate (a “Certificate”) previously evidencing LiquidGolf-Nevada common stock outstanding immediately prior to the Effective Time shall thereafter represent the right to receive a certificate evidencing shares of LiquidGolf-Delaware common stock into which such LiquidGolf-Nevada common stock were converted in the Merger pursuant to this Article V and, if applicable, the right to receive cash pursuant to Section 5.4.

     5.3 Surrender of Certificates. After the Effective Time, each holder of a Certificate immediately prior to the Effective Time shall surrender same to the Surviving Corporation and shall receive in exchange therefore a new certificate, representing the appropriate number of shares of common stock in the Surviving Corporation. Until so surrendered, each Certificate shall, by virtue of the Merger, be deemed for all purposes to evidence ownership of the appropriate number of shares of common stock of the Surviving Corporation.

     5.4 Dissenter’s Rights. Only stockholders who properly exercise dissenter’s rights, if any, in accordance with the provisions of the NRS, shall be entitled to exercise such dissenter’s rights in connection with the Merger.

ARTICLE VI

     6.1 Book Value of Assets. The assets and liabilities of LiquidGolf-Nevada shall be recorded upon the books of the Surviving Corporation at the amounts at which said assets and liabilities are recorded upon the books of LiquidGolf-Nevada immediately prior to the Effective Time.

ARTICLE VII

     7.1 Termination. This Agreement may be terminated and abandoned by the mutual consent of the Boards of Directors of the Corporations at any time before the Effective Date, whether before or after approval of this Agreement by the stockholders of LiquidGolf-Nevada.

ARTICLE VIII

     8.1 Stockholder Approval. The obligations of each party hereto to perform this Agreement and to consummate the transaction contemplated hereby, shall be subject to the approval and adoption by the stockholders of LiquidGolf-Nevada holding at least a majority of the outstanding shares voting. There are no stockholders of LiquidGolf-Delaware. Therefore, approval of this Agreement by the stockholders of LiquidGolf-Delaware is not required pursuant to Section 251(f) of the DGCL.

     8.2 Authorization. The Boards of Directors and the proper officers of the Corporations are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the Merger herein provided for.

ARTICLE IX

     9.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law rules thereof.

     9.2 Headings. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

     9.3 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, as applicable, if capable of substantial performance, shall remain in full force and effect.

     9.4 Modification or Amendment. Subject to the applicable provisions of the DGCL and the NRS, at any time prior to the approval of this Agreement by the stockholders of LiquidGolf-Nevada, the parties hereto may modify or amend this Agreement by mutual written agreement executed and delivered by duly authorized officers or representatives of the respective parties.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed on its behalf and attested by its officers thereunto duly authorized, all as of the date first above written.

LIQUIDGOLF HOLDING CORPORATION, a Nevada corporation

By:	/s/ Dwain Brannon
Dwain Brannon, Chief Executive Officer

LIQUIDGOLF HOLDING CORPORATION, a Delaware corporation

By:	/s/ Dwain Brannon
Dwain Brannon, Chief Executive Officer

ANNEX C

RIGHTS OF DISSENTING STOCKHOLDERS

     92A.300 DEFINITIONS. As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

     92A.305 “BENEFICIAL STOCKHOLDER” DEFINED. “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

     92A.310 “CORPORATE ACTION” DEFINED. “Corporate action” means the action of a domestic corporation.

     92A.315 “DISSENTER” DEFINED. “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.410 to 92A.480, inclusive.

     92A.320 “FAIR VALUE” DEFINED. “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which he objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     92A.325 “STOCKHOLDER” DEFINED. “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

     92A.330 “STOCKHOLDER OF RECORD” DEFINED. “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

     92A.335 “SUBJECT CORPORATION” DEFINED. “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

     92A.340 COMPUTATION OF INTEREST. Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the average rate currently paid by the entity on its principal bank loans or, if it has no bank loans, at a rate that is fair and equitable under all of the circumstances.

     92A.350 RIGHTS OF DISSENTING PARTNER OF DOMESTIC LIMITED PARTNERSHIP. A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

     92A.360 RIGHTS OF DISSENTING MEMBER OF DOMESTIC LIMITED-LIABILITY COMPANY. The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

     92A.370 RIGHTS OF DISSENTING MEMBER OF DOMESTIC NONPROFIT CORPORATION.

          1. Except as otherwise provided in subsection 2 and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before his resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

          2. Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

     92A.380 RIGHT OF STOCKHOLDER TO DISSENT FROM CERTAIN CORPORATE ACTIONS AND TO OBTAIN PAYMENT FOR SHARES.

          1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

               (a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

                   (1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

                   (2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

               (b) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if his shares are to be acquired in the plan of exchange.

               (c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

          2. A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation.

     92A.390 LIMITATIONS ON RIGHT OF DISSENT: STOCKHOLDERS OF CERTAIN CLASSES OR SERIES; ACTION OF STOCKHOLDERS NOT REQUIRED FOR PLAN OF MERGER.

          1. There is no right of dissent with respect to a plan of merger or exchange in favor of stockholders of any class or series which, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting at which the plan of merger or exchange is to be acted on, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held by at least 2,000 stockholders of record, unless:

               (a) The articles of incorporation of the corporation issuing the shares provide otherwise; or

               (b) The holders of the class or series are required under the plan of merger or exchange to accept for the shares anything except:

                   (1) Cash, owner’s interests or owner’s interests and cash in lieu of fractional owner’s interests of:

                       (I) The surviving or acquiring entity; or

                       (II) Any other entity which, at the effective date of the plan of merger or exchange, were either listed on a national securities exchange, included in the national market system by the National Association of Securities Dealers, Inc., or held of record by a least 2,000 holders of owner’s interests of record; or

                   (2) A combination of cash and owner’s interests of the kind described in sub-subparagraphs (I) and (II) of subparagraph (1) of paragraph (b).

          2. There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

     92A.400 LIMITATIONS ON RIGHT OF DISSENT: ASSERTION AS TO PORTIONS ONLY TO SHARES REGISTERED TO STOCKHOLDER; ASSERTION BY BENEFICIAL STOCKHOLDER.

          1. A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf he asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different stockholders.

          2. A beneficial stockholder may assert dissenter’s rights as to shares held on his behalf only if:

               (a) He submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

               (b) He does so with respect to all shares of which he is the beneficial stockholder or over which he has power to direct the vote.

     92A.410 NOTIFICATION OF STOCKHOLDERS REGARDING RIGHT OF DISSENT.

          1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

          2. If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

     92A.420 PREREQUISITES TO DEMAND FOR PAYMENT FOR SHARES.

          1. If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights:

               (a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

               (b) Must not vote his shares in favor of the proposed action.

          2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter.

     92A.430 DISSENTER’S NOTICE: DELIVERY TO STOCKHOLDERS ENTITLED TO ASSERT RIGHTS; CONTENTS.

          1. If a proposed corporate action creating dissenters’ rights is authorized at a stockholders’ meeting, the subject corporation shall deliver a written dissenter’s notice to all stockholders who satisfied the requirements to assert those rights.

          2. The dissenter’s notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

               (a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

               (b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

               (c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not he acquired beneficial ownership of the shares before that date;

               (d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

               (e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

     92A.440 DEMAND FOR PAYMENT AND DEPOSIT OF CERTIFICATES; RETENTION OF RIGHTS OF STOCKHOLDER.

          1. A stockholder to whom a dissenter’s notice is sent must:

               (a) Demand payment;

               (b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

               (c) Deposit his certificates, if any, in accordance with the terms of the notice.

          2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

          3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his shares under this chapter.

     92A.450 UNCERTIFICATED SHARES: AUTHORITY TO RESTRICT TRANSFER AFTER DEMAND FOR PAYMENT; RETENTION OF RIGHTS OF STOCKHOLDER.

          1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

          2. The person for whom dissenter’s rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

     92A.460 PAYMENT FOR SHARES: GENERAL REQUIREMENTS.

          1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

               (a) Of the county where the corporation’s registered office is located; or

               (b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

          2. The payment must be accompanied by:

               (a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year and the latest available interim financial statements, if any;

               (b) A statement of the subject corporation’s estimate of the fair value of the shares;

               (c) An explanation of how the interest was calculated;

               (d) A statement of the dissenter’s rights to demand payment under NRS 92A.480; and

               (e) A copy of NRS 92A.300 to 92A.500, inclusive.

     92A.470 PAYMENT FOR SHARES: SHARES ACQUIRED ON OR AFTER DATE OF DISSENTER’S NOTICE.

          1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

          2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters’ right to demand payment pursuant to NRS 92A.480.

     92A.480 DISSENTER’S ESTIMATE OF FAIR VALUE: NOTIFICATION OF SUBJECT CORPORATION; DEMAND FOR PAYMENT OF ESTIMATE.

          1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

          2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares.

     92A.490 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: DUTIES OF SUBJECT CORPORATION; POWERS OF COURT; RIGHTS OF DISSENTER.

          1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

          2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

          3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

          4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

          5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

               (a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

               (b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

     92A.500 LEGAL PROCEEDING TO DETERMINE FAIR VALUE: ASSESSMENT OF COSTS AND FEES.

          1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

          2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

               (a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

               (b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

          3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

          4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

          5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

LIQUIDGOLF HOLDING CORPORATION

PROXY FOR 2003 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 13, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of LiquidGolf Holding Corporation (the “Company”) hereby constitutes and appoints Mr. Dwain Brannon as attorney and proxy, with the power to appoint a substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held August 13, 2003, or at any and all adjournments or postponements thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting of Stockholders and the Proxy Statement dated July 30, 2003.

Proposal 1:	To consider and act upon a proposal to elect three (3) directors to hold office for a one year term or until their successors are elected and qualified.
☐ FOR ELECTION OF ALL NOMINEES (except as shown below)
☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES
INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE THROUGH THE NOMINEE’S NAME BELOW:

Dwain Brannon Dwight Day Skip McElvery

Proposal 2:	To appoint Tedder, James, Worden & Associates, P.A. as independent auditors for 2003.
☐FOR APPOINTMENT ☐ AGAINST APPOINTMENT ☐ ABSTAIN

Proposal 3:	To approve the 2003 Restricted Stock Plan.
☐ FOR APPROVAL ☐ AGAINST APPROVAL ☐ ABSTAIN

Proposal 4:	To approve the Merger of the Company with another corporation to effect a change in the jurisdiction of incorporation of the Company.
☐ FOR MERGER ☐ AGAINST MERGER ☐ ABSTAIN

Proposal 5:	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.
☐ AUTHORIZED TO VOTE ☐ ABSTAIN

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED, FOR THE INDEPENDENT AUDITORS, FOR THE 2003 RESTRICTED STOCK PLAN, FOR THE MERGER, AND THE PROXY HOLDERS WILL VOTE ON ANY MATTER UNDER PROPOSAL NO. 5 IN THEIR DISCRETION AND IN THEIR BEST JUDGMENT.

SIGNATURE(S): (Please sign exactly as your name appears on the proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or partner, please give full title as such. If a corporation, please sign in full corporate name by president or by other authorized officer. If a partnership, please sign in partnership name by authorized person.)

Date:

Number of Shares: